UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2015, Willbros Group, Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that it is not in compliance with the continued listing standard set forth in NYSE Listed Company Manual Rule 802.01C because its common stock traded below the minimum average closing share price of $1.00 over a consecutive 30 trading-day period.

Under Rule 802.01C, the Company must notify the NYSE within 10 business days of receipt of the non-compliance notice that it intends to cure the deficiency. The Company intends to notify the NYSE within this time period that it intends to cure the deficiency. The Company has six months from receipt of the non-compliance notice to cure the deficiency and regain compliance. The Company can regain compliance by having a closing price of at least $1.00 per share on the last trading day of any calendar month during the six-month cure period and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Notwithstanding the foregoing, if the Company determines to remedy the non-compliance by taking action that will require stockholder approval, such as a reverse stock split, the NYSE will continue to list the common stock pending stockholder approval by no later than the Company’s next annual meeting, and the implementation of such action promptly thereafter. The deficiency would then be cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, under the symbol “WG,” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards. The NYSE notice does not conflict with or violate any of the Company’s credit or debt obligations. In the event that the Company fails to achieve compliance with Rule 802.01C during the cure period, the Company’s common stock will be subject to the NYSE’s suspension and delisting procedures.

Item 7.01.	Regulation FD Disclosure.

As required under Rule 802.01C, the Company issued a press release on August 17, 2015, announcing that it had received the NYSE notice. A copy of the press release dated August 17, 2015, is attached as Exhibit 99.1 to this Form 8-K.

This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99.1	Press release dated August 17, 2015, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: August 17, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 17, 2015, issued by the Company.